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                                                                    Exhibit 10.6


                                CONTRACT OF SALE


               CONTRACT OF SALE made as of May 19, 1999, between

AVOBA, INC., a domestic corporation
Address:  Smith Road, Kinderhook, New York, 12106
Federal I.D. No:


                        hereinafter called "Seller", and

AMERICAN BIO MEDICA CORPORATION, a New York Corporation
Address:  300 Fairview Avenue, Hudson, New York 12534
Federal I.D. No:

                        hereinafter called "Purchaser".

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PREMISES. Seller shall sell and convey and Purchaser shall purchase the property, together with all buildings and improvements thereon (collectively the "Premises"), more fully described on a separate map marked "Schedule A", annexed hereto and made a part hereof.

     Together with Seller's ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, adjoining the Premises to the center line thereof.

     The deed of conveyance shall be drawn as per the survey description on said map.

2. PERSONAL PROPERTY. This sale also includes all fixtures, equipment and articles of personal property now attached or appurtenant to the Premises. This sale, for the same consideration, shall include all furnishings and furniture currently located in the premises all as set forth and generally identified on Schedule "B" annexed hereto and made a part hereof. The sum of Twenty Thousand ($20,000) shall be allocated to the purchase of the said items of personal property.

3. PURCHASE PRICE. The purchase price is One Million Three Hundred Thousand Dollars ($1,300,000) payable as follows:





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      (a) Twenty Thousand Dollars ($20,000) on the signing of this contract, by
      Purchaser's check payable to the Escrowee (as hereinafter defined), subject to collection, the receipt of which is hereby acknowledged, to be held in escrow pursuant to paragraph "4" of this contract (the "Downpayment");
      (b) One Million Two Hundred Eighty Thousand Dollars ($1,280,000); balance at Closing in accordance with paragraph "5".

4. DOWNPAYMENT IN ESCROW. (a) Seller's attorney ("Escrowee") shall hold the Downpayment for Seller's account in escrow in a segregated bank account at until Closing or sooner termination of this contract and shall pay over and apply the Downpayment in accordance with the terms of this paragraph. Escrowee shall hold the Downpayment in an interest-bearing account for the benefit of the parties. Interest shall be paid to the party entitled to the Downpayment and the party receiving the interest shall pay any income taxes thereof. The Federal Identification numbers of the parties shall be furnished to Escrowee upon request. At Closing, the Downpayment shall be paid by Escrowee to Seller. If for any reason Closing does not occur and either party gives Notice (as defined in paragraph "21") to Escrowee demanding payment of the Downpayment, Escrowee shall give prompt Notice to the other party of such demand. If Escrowee does not receive Notice of objection from such other party to the proposed payment within ten (10) business days after the giving of such Notice, Escrowee is hereby authorized and directed to make such payment. If Escrowee does receive such Notice of objection within such ten (10) day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by Notice from the parties to this contract or a final, nonappealable judgement, order or decree of a court. However, Escrowee shall have the right at any time to deposit the Downpayment and the interest thereon with the clerk of a court in the county in which the Premises are located and shall give Notice of such deposit to Seller and Purchaser. Upon such deposit or other disbursement in accordance with the terms of this paragraph, Escrowee shall be relieved and discharge of all further obligations and responsibilities hereunder.

5. ACCEPTABLE FUNDS. All money payable under this contract, unless otherwise specified, shall be paid by:
      (a) Cash, but not over $1,000.;
      (b) Good certified check of Purchaser drawn on or official check issued by any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York, unendorsed and payable to the order of Seller, or as a Seller may otherwise direct upon not less than three (3) business days notice (by telephone or otherwise) to Purchaser;
      (c) As to money other than the purchase price payable to Seller at Closing, uncertified check of Purchaser up to the amount of $5,000.; and
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     (d) As otherwise agreed to in writing by Seller or Seller's attorney.

6. MORTGAGE CONTINGENCY. This contract is contingent upon the purchaser, at its own cost and expense, obtaining Industrial Development Revenue Bond financing from the Columbia County Industrial Development Agency or some other appropriate agency or other lending institution at the purchaser's option. Such financing may include renovation and revisions to the building and the purchase of manufacturing equipment.

     The contingency for said financing shall expire ninety (90) days following the amendment of the Zoning Ordinance of the Town of Stuyvesant as set for hereinafter in paragraph "19(b)". If said financing is not obtained, either party upon ten (10) days written notice to the other may rescind this agreement and upon the return of the deposit by the seller to the purchaser, all rights of the parties hereunder shall terminate.

7. PERMITTED EXCEPTIONS. The Premises are sold and shall be conveyed subject to:
     (a) Subdivision laws and regulations, and landmark, historic or wetlands designation, provided that they are not violated by the existing buildings and improvements erected on the property or their use;
     (b) Real estate taxes that are a lien, but are not yet due and payable; and
     (c) The other matters, if any, including a survey exception, as set forth on Schedule "B" of the Certificate and Report of Title, Title No. P-14865, Items 5(a), (b), (c), (d) and (e) and Item 8; a copy of which is annexed hereto and made a part of this agreement, Exhibit "C".

8. GOVERNMENTAL VIOLATIONS AND ORDERS. (a) Seller shall comply with all notes or notices of violations of law or municipal ordinances, orders or requirements noted or issued as of the date hereof by any governmental department having authority as to lands, housing, buildings, fire, health, environmental and labor conditions affecting the Premises. The Premises shall be conveyed free of them at Closing. Seller shall furnish Purchaser with any authorizations necessary to make the searches that could disclose these matters.

9.   SELLER'S REPRESENTATIONS. (a) Seller represents and warrants to Purchaser that:
     (i)   The Premises abut or have a right of access to a public road;
     (ii) Seller is the sole owner of the Premises and has the full right, power and authority to sell, convey and transfer the same in accordance with the terms of this contract;
     (iii) Seller is not a "foreign person", as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code ("IRC") Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA");
     (iv) The Premises are not affected by any exemptions or abatements of taxes; and
     (b) Seller covenants and warrants that all of the representations and warranties set forth in this contract shall be true and correct at Closing.
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     (c) Except as otherwise expressly set forth in this contract, none of
     Seller's covenants, representations, warranties or other obligations contained in this contract shall survive Closing.

10.  CONDITION OF PROPERTY.

     (a) This sale is conditioned upon the results of a Phase I (and Phase II, if necessary) Environmental Site Assessment showing no evidence of adverse environmental impact due to past and present use of the premises or release of hazardous materials on the premises. The Environmental Site Assessment shall be performed at the sole cost and expense of the purchaser and completed no later than (10) days prior to the closing as identified in Paragraph 13. The seller consents to the taking of any samples deemed necessary or appropriate by the testing firm.

     If the report shows evidence of adverse environmental impact, the purchaser may, cancel this agreement and upon the refund of the deposit, this agreement shall be of no further force or effect.

     (b) Purchaser shall have until ten (10) days prior to the closing, as identified in Paragraph 13, to conduct an inspection of the improvements on the premises by a licensed architect or engineer for the purpose of determining that the premises are free from major structural defects. In the event that the inspection reveals a material defect in the structural condition of the premises, Purchaser may give notice to Seller of Purchaser's election to rescind this contract, whereupon the Seller shall return to the Purchaser the down payment made hereunder and on such payment this contract shall thereupon become null and void.

11. INSURABLE TITLE. Seller shall give and Purchaser shall accept such title as recognized New York State Title Insurance Company shall be willing to approve and insure in accordance with its standard form of title policy approved by the New York State Insurance Department, subject only to the matters provided for in this contract.

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12.  CLOSING, DEED, TITLE AND BILL OF SALE.  (a) "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this contract, including the payment of the purchase price to Seller, and the delivery to Purchaser of a Bargain and Sale with covenant against grantor's acts deed in proper statutory short form for record, duly executed and acknowledged, so as to convey to Purchaser fee simple title to the Premises, free of all encumbrances, except as otherwise herein stated. The deed shall contain a covenant by Seller as required by subd. 5 of Section 13 of the Lien Law.

     (b) The Seller shall also deliver possession of all items of personal property as set forth on Schedule B, as well as a Bill of Sale conveying good title to the same, free of all liens and encumbrances.

13. CLOSING DATE AND PLACE. The Purchaser shall be obligated to proceed to closing at the Ganje Law Office, Two Tower Place, Albany, New York, or at a lending institution, within ninety (90) days after the time has expired to commence an Article 78 Proceeding against the Town of Stuyvesant modified Zoning Ordinance which would permit the industrial use of the subject premises as further defined in Paragraph "19(c)", provided, however, that no such proceedings have been commenced and are unresolved.

14. CONDITIONS OF CLOSING. This contract and Purchaser's obligation to purchase the Premises are also subject to and conditioned upon the fulfillment of the following conditions precedent:
     (a) The accuracy, as of the date of Closing, of the representations and warranties of Seller made in this contract.
     (b) The delivery by Seller to Purchaser of a duly executed Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (in form prescribed by law).
     (c) The delivery by Seller to Purchaser of a certification stating that Seller is not a foreign person, which certification shall be in the form then required by FIRPTA.
     (d) The delivery of the Premises and all building(s) and improvements comprising a part thereof, vacant and free of leases or tenancies.
     (e) All plumbing (including water supply and septic systems), heating and air conditioning, electrical and mechanical systems, equipment and machinery in the building(s) located on the property and all appliances which are included in this sale being in working order as of the date of Closing. The Seller shall insure that the water supply system shall have easements to insure access to the water source located off premises.
     (f) The delivery by the parties of any other affidavits required as a condition of recording the deed.

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15.  DEED TRANSFER AND RECORDING TAXES.  At Closing, certified or official bank checks payable to the order of the appropriate State, City or County officer in the amount of any applicable transfer and/or recording tax payable by reason of the delivery or recording of the deed or mortgage, if any, shall be delivered by the party required by law or by this contract to pay such transfer and/or recording tax, together with any required tax returns duly executed and sworn to, and such party shall cause any such checks and returns to be delivered to the appropriate officer promptly after Closing. The obligation to pay any additional tax or deficiency and any interest or penalties thereon shall survive Closing.

16. APPORTIONMENTS AND OTHER ADJUSTMENTS. (a) To the extent applicable, the following shall be apportioned as of midnight of the day before the day of
     Closing:
     (i)  Taxes on the basis of the fiscal period for which assessed.
     (b) If Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation.
     (c) Any errors or omissions in computing apportionments or other adjustments at Closing shall be corrected within a reasonable time following Closing. This subparagraph shall survive Closing.

17. ALLOWANCE FOR UNPAID TAXES, ETC. Seller has the option to credit Purchaser as an adjustment to the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer rents, together with any interest and penalties thereon to a date not less than five (5) business days after Closing, provided that official bills therefor computed to said date are produced at Closing.

18. AFFIDAVIT AS TO JUDGMENTS, BANKRUPTCIES, ETC. If a title examination discloses judgments, bankruptcies or other returns against persons having names the same as or similar to that of Seller, Seller shall deliver an affidavit at Closing showing that they are not against Seller.

19.  ZONING.
     (a) Seller represents to the Purchaser that the premises to be conveyed are located within a RR (Rural Recreational) Zoning District in the Town of Stuyvesant, Columbia County, New York. The Town of Stuyvesant Zoning Board of Appeals granted a Special Permit for the construction and use of the premises which are the subject of this agreement, dated August 27, 1987. The Special Permit was issued pursuant to Article 411 of the Zoning Ordinance. The Special Permit allowed for the construction and use of an industrial facility not to exceed 50,000 square feet for BioForce of America, Inc. to grow, process, store and ship herbs grown on the 175 acres of land which are the subject of this
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     agreement. The Seller acknowledges that the industrial facility was constructed and used to store, process and ship herbs and other agricultural products.

     (b)Purchaser's obligation to purchase the premises are conditioned upon the Town Board of the Town of Stuyvesant amending the Zoning Ordinance of the Town of Stuyvesant to permit the use of the facility and at least fifteen
     (15) acres adjacent lands which are the subject of this agreement for "industrial purposes" as a permitted use under the ordinance without restrictions other than the issuance of site plan approval. Upon closing, the Lease Agreement between the Seller and the Purchaser of even date herewith, shall terminate and all obligations thereunder cease with prorata adjustments of rent to the day of closing.

20.  DEFAULTS AND REMEDIES.
     (a)If Purchaser defaults hereunder, Seller's sole remedy shall be to receive and retain the Downpayment as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and that the Downpayment constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.
     (b) If Seller defaults hereunder, Purchaser shall have such remedies as Purchaser shall be entitled to at law or in equity, including, but not limited to, specific performance.

21. NOTICES. Any notice or other communication ("Notice") shall be in writing and either (a) sent by either of the parties hereto or by their respective attorneys who are hereby authorized to do so on their behalf or by the Escrowee, by registered or certified mail, postage prepaid, or by facsimile to either parties counsel.

22. BROKER. Seller and Purchaser each represents and warrants to the other that it has not dealt with any broker in connection with this sale.

23. POSSESSION. Possession of the premises herein shall be delivered to Purchaser on the closing date.

24. AUTHORIZATION OF SALE. The Seller will provide a resolution of its board of directors authorizing the sale and delivery of the deed, and a certificate of the secretary or assistant secretary of the corporation certifying such resolution and setting forth facts showing that the transfer is in conformity with the requirements of Section 909 of the Business Corporation Law. The deed in such case shall contain a recital sufficient to establish compliance with that section.

25. MISCELLANEOUS. (a) All prior understandings, agreements, representations and warranties, oral or written, between Seller and Purchaser are merged in this contract; it completely expresses their full agreement and has been entered into after full investigation,
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     neither party relying upon any statement made by anyone else that is not set forth in this contract.
     (b) Neither this contract nor any provision thereof may be waived, changed or cancelled except in writing. This contract shall also apply to and bind the heirs, distributees, legal representatives, successors and permitted assigns of the respective parties. The parties hereby authorize their respective attorneys to agree in writing to any changes in dates and time periods provided for in this contract.
     (c) Any singular word or term herein shall also be read as in the plural and the neuter shall include the masculine and feminine gender, whenever the sense of this contract may require it.
     (d) The captions in this contract are for convenience of reference only and in no way define, limit or describe the scope of this contract and shall not be considered in the interpretation of this contract or any provision hereof.
     (e) This contract shall not be binding or effective until duly executed and delivered by Seller and Purchaser.
     (f) Seller and Purchaser shall comply with IRC reporting requirements, if applicable. This subparagraph shall survive Closing.
     (g) Each party shall, at any time and from time to time, execute, acknowledge where appropriate and deliver such further instruments and documents and take such other action as may be reasonably requested by the other in order to carry out the intent and purpose of this contract. This subparagraph shall survive Closing.
     (h) This contract is intended for the exclusive benefit of the parties hereto and, except as otherwise expressly provided herein, shall not be for the benefit of, and shall not create any rights in, or be enforceable by, any other person or entity.

     IN WITNESS WHEREOF, this contract has been duly executed by the parties hereto.

                                        AVOBA, INC.

     /s/ David Ganje
---------------------------
David Ganje, Esq.   5/20/99             By:   /s/ A. Ruf       /s/ R. Baldinger
Escrowee                                   ----------------  -------------------
                                             A. Ruf            R. Baldinger
                                                               Seller

                                        Date:  May 18th, 1999


                                        AMERICAN BIO MEDICA CORPORATION



                                        By:   /s/
                                           -------------------------------------
                                                                       Purchaser


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